(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Full Year and
Fourth Quarter 2012 Financial Results

Andover, Mass., January 30, 2013 — MKS Instruments, Inc. (NASDAQ:MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports full year and fourth quarter 2012 financial results.

Full Year 2012

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$644	$644
Operating margin	11.5%	12.8%
Net income ($ millions)	$48.0	$53.3
Diluted EPS	$0.90	$1.00

Full Year Financial Results

Sales were $644 million, a decrease of 22% from $823 million in 2011. Net income was $48.0 million, or $0.90 per diluted share, compared to $129.7 million, or $2.45 per diluted share in 2011. Non-GAAP net earnings were $53.3 million, or $1.00 per diluted share, compared to $127.9 million, or $2.42 per diluted share in 2011.

Fourth Quarter Financial Results

Sales were $133.8 million, a decrease of 5% from $141.4 million in the third quarter of 2012, and a decrease of 22% from $171.7 million in the fourth quarter of 2011.

Fourth quarter net income was $4.1 million, or $0.08 per diluted share, compared to net income of $2.6 million, or $0.05 per diluted share in the third quarter of 2012, and $22.7 million, or $0.43 per diluted share in the fourth quarter of 2011.

Non-GAAP net earnings, which exclude special charges, were $5.1 million, or $0.10 per diluted share, compared to $8.4 million, or $0.16 per diluted share in the third quarter of 2012, and $20.4 million, or $0.38 per diluted share in the fourth quarter of 2011.

Leo Berlinghieri, Chief Executive Officer and President, said, “Global economic conditions remain unsettled, however, we are encouraged by the recent announcements and forecasts that the semiconductor market may be at trough levels and that business could begin to grow within a quarter or so and be even stronger in the second half of the year. We have seen stabilization of our overall order rates for several months which is also encouraging.

“Based on these current conditions, we expect that sales in the first quarter of 2013 may range from $125 to $145 million, and at these volumes, our non-GAAP net earnings could range from a net loss per share of $(0.06) to net earnings of $0.08 per share, and on a GAAP basis, from a net loss per share of $(0.08) to net income of $0.08 per share.”

Conference Call Details

A conference call with management will be held on Thursday, January 31, 2013 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 86739239, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, costs associated with acquisitions, litigation settlements, restructuring charges, income tax adjustments related to the settlement of tax audits and the related tax effect of any adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude amortization of acquired intangible assets, costs associated with acquisitions, litigation settlements, restructuring charges, income tax adjustments related to the settlement of tax audits and the related tax effect of any adjustments, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Notes 4 and 5)
	December 31, 2012	December 31, 2011	September 30, 2012
Net revenues	$133,796	$171,671	$141,447
Cost of revenues	81,195	95,710	84,876

Gross profit	52,601	75,961	56,571
Research and development	14,207	14,224	14,136
Selling, general and administrative	30,853	31,473	29,661
Litigation	—	—	5,316
Completed acquisition costs	—	—	851
Restructuring	343	—	—
Amortization of intangible assets	583	264	215

Income from operations	6,615	30,000	6,392
Interest income, net	245	275	267

Income before income taxes	6,860	30,275	6,659
Provision for income taxes	2,751	7,561	4,079

Net income	$4,109	$22,714	$2,580

Net income per share:
Basic	$0.08	$0.43	$0.05
Diluted	$0.08	$0.43	$0.05
Cash dividends per common share	$0.16	$0.15	$0.16
Weighted average shares outstanding:
Basic	52,707	52,465	52,854
Diluted	53,217	53,105	53,290
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$4,109	$22,714	$2,580
Adjustments (net of tax, if applicable):
Settlement of foreign tax audit	—	(2,548)	—
Completed acquisition costs (Note 1)	—	—	851
Acquisition inventory step-up	202	—	101
Litigation (Note 2)	—	—	5,316
Restructuring (Note 3)	343	—	—
Amortization of intangible assets	583	264	215
Pro forma tax adjustments	(132)	(71)	(626)

Non-GAAP net earnings (Note 4)	$5,105	$20,359	$8,437

Non-GAAP net earnings per share (Note 4)	$0.10	$0.38	$0.16

Weighted average shares outstanding	53,217	53,105	53,290
Income from operations	$6,615	$30,000	$6,392
Adjustments:
Completed acquisition costs (Note 1)	—	—	851
Acquisition inventory step-up	202	—	101
Litigation (Note 2)	—	—	5,316
Restructuring (Note 3)	343	—	—
Amortization of intangible assets	583	264	215

Non-GAAP income from operations	$7,743	$30,264	$12,875

Non-GAAP operating margin percentage	5.8%	17.6%	9.1%

Note 1: Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 2: In the third quarter of 2012, the Company incurred $5.3 million in charges to settle litigation with former shareholders of one of its former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit.

Note 3: The three month period ended December 31, 2012 includes restructuring charges primarily for severance related costs.

Note 4: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, litigation settlements, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

Note 5: In the third quarter of 2012, the Company reported completed acquisition costs as a line item separate from selling, general and administrative expenses. The Company has reclassified these costs from selling, general and administrative expenses to this separate line beginning with the first quarter of 2012. These costs have been excluded from Non-GAAP earnings and the second quarter and year to date 2012 Non-GAAP net earnings and Non-GAAP net earnings per share have been adjusted to reflect this change.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Twelve Months Ended
	December 31, (Note 4)
	2012	2011
Net revenues	$643,508	$822,517
Cost of revenues	374,029	447,529

Gross profit	269,479	374,988
Research and development	60,118	61,033
Selling, general and administrative	127,185	128,015
Litigation	5,316	—
Completed acquisition costs	1,258	—
Restructuring	343	—
Amortization of intangible assets	1,036	1,015

Income from operations	74,223	184,925
Interest income, net	913	1,127

Income before income taxes	75,136	186,052
Provision for income taxes	27,107	56,321

Net income	$48,029	$129,731

Net income per share:
Basic	$0.91	$2.49
Diluted	$0.90	$2.45
Cash dividends per common share	$0.62	$0.60
Weighted average shares outstanding:
Basic	52,686	52,169
Diluted	53,234	52,847
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$48,029	$129,731
Adjustments (net of tax, if applicable):
Settlement of foreign tax audit	—	(2,548)
Completed acquisition costs (Note 1)	1,258	—
Acquisition inventory step-up	303	—
Litigation (Note 2)	5,316	—
Restructuring (Note 3)	343	—
Amortization of intangible assets	1,036	1,015
Pro forma tax adjustments	(2,948)	(268)

Non-GAAP net earnings (Note 4)	$53,337	$127,930

Non-GAAP net earnings per share (Note 4)	$1.00	$2.42

Weighted average shares outstanding	53,234	52,847
Income from operations	$74,223	$184,925
Adjustments:
Completed acquisition costs (Note 1)	1,258	—
Acquisition inventory step-up	303	—
Litigation (Note 2)	5,316	—
Restructuring (Note 3)	343	—
Amortization of intangible assets	1,036	1,015

Non-GAAP income from operations	$82,479	$185,940

Non-GAAP operating margin percentage	12.8%	22.6%

Note 1: Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 2: In the third quarter of 2012, the Company incurred $5.3 million in charges to settle litigation with former shareholders of one of its former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit.

Note 3: The twelve months ended December 31, 2012 includes restructuring charges primarily for severance related costs.

Note 4: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, litigation settlements, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended December 31, 2012 (Note 3)			Three Months Ended September 30, 2012 (Note 3)
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate	Income Taxes	Income taxes	Tax Rate
GAAP	$6,860	$2,751	40.1%	$6,659	$4,079	61.3%
Adjustments:
Completed acquisition costs (Note 1)	—	—		851	—
Acquisition inventory step-up	202	—		101	—
Litigation (Note 2)	—	—		5,316	—
Restructuring	343	—		—	—
Amortization of intangible assets	583	—		215	—
Tax effect of pro forma adjustments	—	338		—	626
Adjustment to pro forma tax rate	—	(206)		—	—

Non-GAAP	$7,988	$2,883	36.1%	$13,142	$4,705	35.8%

	Three Months Ended December 31, 2011 (Note 3)
	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate
GAAP	$30,275	$7,561	25.0%
Adjustments:
Amortization of intangible assets	264	—
Tax effect of pro forma adjustments	—	71
Adjustment to pro forma tax rate	—	—

Non-GAAP	$30,539	$7,632	25.0%

	Twelve Months Ended December 31, 2012		(Note 3)		Twelve Months Ended December 31, 2011 (Note 3)
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income taxes	Tax Rate	Income Taxes	Income taxes	Tax Rate
GAAP	$75,136	$27,107	36.1%	$186,052	$56,321	30.3%
Adjustments:
Settlement of foreign tax audit	—	—		(2,548)	—
Completed acquisition costs (Note 1)	1,258	—		—	—
Acquisition inventory step-up	303	—		—	—
Litigation (Note 2)	5,316	—		—	—
Restructuring	343	—		—	—
Amortization of intangible assets	1,036	—		1,015	—
Tax effect of pro forma adjustments	—	2,948		—	268
Adjustment to pro forma tax rate	—	—		—	—

Non-GAAP	$83,392	$30,055	36.0%	$184,519	$56,589	30.7%

Note 1: Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit.

Note 3: The Non-GAAP net earnings before taxes exclude amortization of intangible assets, costs associated with acquisitions, litigation settlements, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	December 31, 2012	December 31, 2011
ASSETS
Cash and short-term investments	$615,241	$565,519
Trade accounts receivable, net	82,060	120,894
Inventories	134,639	153,632
Other current assets	36,242	44,856

Total current assets	868,182	884,901
Property, plant and equipment, net	80,516	72,487
Long-term investments	12,158	7,873
Goodwill	150,733	140,084
Intangible assets, net	11,561	1,043
Other assets	11,692	12,266

Total assets	$1,134,842	$1,118,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$—	$1,932
Accounts payable	16,803	24,853
Accrued expenses and other liabilities	62,508	69,646

Total current liabilities	79,311	96,431
Other liabilities	43,375	32,211
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	718,005	707,419
Retained earnings	278,583	268,870
Other stockholders’ equity	15,455	13,610

Total stockholders’ equity	1,012,156	990,012

Total liabilities and stockholders’ equity	$1,134,842	$1,118,654